UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2014

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 10, 2014, the registrant, FNB Bancorp, a California corporation and the parent company of First National Bank of Northern California, a national banking association (the "Bank"), received a notice of termination of the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") signed on May 22, 2014 by and among FNB Bancorp, the Bank and Valley Community Bank ("VCB"). The Board of Directors of VCB determined that a notice of termination was required in order to comply with their fiduciary duties to the shareholders of VCB and because VCB had entered into a definitive agreement to be acquired by Bay Commercial Bank. Under the terms of the Merger Agreement, FNB Bancorp was expecting to acquire VCB through the merger of VCB with and into the Bank.

Upon this termination of the Merger Agreement, VCB became obligated to pay to FNB Bancorp, on demand, the sum of $500,000 as liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by the Merger Agreement. On November 13, 2014, FNB received the payment of this termination fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2014

FNB BANCORP (Registrant)

By: /s/ David A Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer